Exhibit 99.1

Rite Aid Corporation Appoints Jeffrey S. Stein Chief Executive Officer

Stein Succeeds Elizabeth “Busy” Burr

PHILADELPHIA — Oct. 15, 2023 — Rite Aid Corporation (NYSE: RAD) (“Rite Aid” or the “Company”) today announced that its Board of Directors has appointed Jeffrey S. Stein as Chief Executive Officer (CEO), Chief Restructuring Officer (CRO) and a member of the Board of Directors, effective immediately. Mr. Stein succeeds Elizabeth (“Busy”) Burr, who has served as Interim CEO of Rite Aid since January 2023. Ms. Burr will continue to serve on the Company’s Board.

Mr. Stein brings more than three decades of experience as a leader and executive director at both public and private companies. Mr. Stein has particular expertise in supporting companies that are driving meaningful business transformations and undergoing financial restructurings. This includes developing and enhancing corporate growth and turnaround strategies, evaluating financing alternatives, analyzing capital investment programs, managing complex litigation matters and assessing asset acquisition and disposition opportunities. As announced in a separate press release today, Rite Aid has initiated a voluntary court-supervised process under Chapter 11 of the U.S. Bankruptcy Code. The Company is continuing to operate in the ordinary course.

Bruce Bodaken, Rite Aid Chairman, stated, “After a thorough and thoughtful search process, the Board unanimously agreed that Jeff is the right executive to lead Rite Aid through its transformation. Jeff is a proven leader with a strong track record of guiding companies through financial restructurings. We look forward to benefitting from his contributions and leveraging his expertise as we strengthen Rite Aid’s foundation and position the business for long-term success.”

Mr. Stein said, “As CEO, CRO, and a member of the Board of Directors, my priorities will include overseeing the actions now underway to strengthen the Company’s financial position and further advance its journey to reach its full potential as a modern neighborhood pharmacy. I have tremendous confidence in this business and the turnaround strategy that has been developed in recent months. I look forward to working closely with the Board, management team, and our lenders and bond holders as we better position Rite Aid to deliver on our purpose of bringing people whole health for life.”

“I am honored to have had the opportunity to lead this incredible team during this pivotal transition period,” Ms. Burr said. “I can’t think of a better leader than Jeff to take the reins at this stage of Rite Aid’s evolution, and I look forward to working closely with him as I continue serving on the Board. I am grateful for the hard work and dedication of our associates during my tenure as Interim CEO, and I’m confident they will give Jeff the same levels of support as the Company moves through the next phase of its transformation.”

“On behalf of the entire Board, I thank Busy for the mark she has made as Rite Aid’s Interim CEO,” Mr. Bodaken said. “Busy has been a true culture carrier for Rite Aid, and an avid cheerleader of our store, pharmacy and distribution center team members. Under her leadership, we have continued to make significant progress on our turnaround initiatives to drive growth and reduce costs, and we look forward to her continued contributions as a member of the Company’s Board.”

In addition to Mr. Stein, Rite Aid has appointed Carrie Teffner and Paul Keglevic to its Board of Directors, also effective immediately:

●	Ms. Teffner has over 30 years of strategic, financial and operational leadership experience assisting retail and consumer product companies in driving growth and profitability. She has deep expertise leading successful large-scale transformation initiatives and has served as Executive Vice President and Chief Financial Officer at several Fortune 500 companies. Ms. Teffner currently serves on the boards of DXC Technology, International Data Group and BFA Industries. She previously served on the boards of Ascena Retail Group, Avaya and GameStop.

●	Mr. Keglevic is an NACD-certified director with over 45 years of leadership experience and deep expertise in finance and accounting, operational improvement and turnarounds, restructuring and risk management across a range of industries. He has served as CEO, CFO, Chief Restructuring Officer and Chief Risk Officer at numerous companies, most recently as CEO of Energy Future Holdings. Earlier in his career, Mr. Keglevic was a Partner and member of the U.S. leadership team at PricewaterhouseCoopers. He currently serves on the boards of WeWork, Evergy and Envision Healthcare. Mr. Keglevic previously served on the boards of Ascena Retail Group, Bonanza Creek Energy, Clear Channel Holdings, Cobalt International Energy and Frontier Communications, among others.

With the appointments of Mr. Stein, Ms. Teffner and Mr. Keglevic, Rite Aid’s Board of Directors will have nine members.

About Jeffrey S. Stein

Mr. Stein is Founder and Managing Partner of Stein Advisors LLC, a financial advisory firm that provides consulting services to public and private companies experiencing significant challenges, including financial and operational restructuring, complex contract renegotiation and litigation, and increased regulatory oversight. He has served as an Executive Chairman, Chief Executive Officer, and Chief Restructuring Officer and as a director on board committees including audit, compensation, corporate governance, finance, restructuring and risk management. Mr. Stein previously served as Chief Executive Officer and Chief Restructuring Officer of GWG Holdings, Inc. and as Chief Restructuring Officer of Liberty Steel Group Holdings Pte. Ltd., Whiting Petroleum Corporation, Philadelphia Energy Solutions, LLC and Westmoreland Coal Company.

Prior to founding Stein Advisors LLC in 2010, Mr. Stein was a Co-Founder and Principal of Durham Asset Management LLC, a global event-driven distressed debt and special situations equity asset management firm. From 2003 through 2009, Mr. Stein served as Co-Director of Research at Durham responsible for the identification, evaluation and management of investments for the various Durham portfolios.

From 1997 to 2002, Mr. Stein served as Co-Director of Research at The Delaware Bay Company, Inc., a boutique research and investment banking firm focused on the distressed debt and special situations equity asset classes. Earlier in his career, he was an Associate and then an Assistant Vice President in the Capital Preservation & Restructuring Group at Shearson Lehman Brothers.

Mr. Stein received a B.A. in Economics from Brandeis University and an MBA in Finance and Accounting from New York University.

About Rite Aid

Rite Aid is a full-service pharmacy that improves health outcomes. Rite Aid is defining the modern pharmacy by meeting customer needs with a wide range of vehicles that offer convenience, including retail and delivery pharmacy, as well as services offered through our wholly owned subsidiaries, Elixir, Bartell Drugs and Health Dialog. Elixir, Rite Aid’s pharmacy benefits and services company, consists of accredited mail and specialty pharmacies, prescription discount programs and an industry leading adjudication platform to offer superior member experience and cost savings. Health Dialog provides healthcare coaching and disease management services via live online and phone health services. Regional chain Bartell Drugs has supported the health and wellness needs in the Seattle area for more than 130 years. Rite Aid employs more than 6,100 pharmacists and operates more than 2,100 retail pharmacy locations across 17 states. For more information, visit www.riteaid.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes statements that may constitute “forward-looking statements,” including expectations regarding the Company’s business plan and initiatives, the Company’s ability to continue to operate its business as currently contemplated, the effect of the Chapter 11 reorganization, the Company’s ability to emerge from the Chapter 11 reorganization as a stronger and more competitive enterprise, the Company’s continued engagement in discussions with the potential bidders regarding the Company’s sale processes for all, or a portion of the Company’s assets, including the Company’s ability to consummate any particular sale transaction, and other statements regarding the Company’s plans and strategy. When used in this document, the words “will,” “target,” “expect,” “continue,” “believe,” “seek, “anticipate,” “estimate,” “intend,” “could,” “would,” “strives” and similar expressions are generally intended to identify forward-looking statements. These statements are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. A number of important factors could cause actual results of the Company and its subsidiaries to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties outlined in the risk factors detailed in Item 1A. “Risk Factors,” of the Company’s Annual Report on Form 10-K for the fiscal year ended March 4, 2023 (as filed with the Securities and Exchange Commission (“SEC”) on May 1, 2023) and other risk factors identified from time to time in the Company’s filings with the SEC. Readers should carefully review these risk factors, and should not place undue reliance on the Company’s forward-looking statements. The Company undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

INVESTORS:

Byron Purcell (717)

975-3710

investor@riteaid.com

MEDIA:

Joy Errico (717)

975-5718

press@riteaid.com